Exhibit 10.1
STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of December 29, 2008 (this “Agreement”), by and between JOHN ADAIR as president of Manhattan Investments, Inc. (“Purchaser”), as representative for the stockholders set forth on Exhibit A of this Agreement (individually a “Stockholder” and collectively “Stockholders”); and GREEN ENERGY HOLDING CORPORATION, a Nevada corporation (“Seller”).

W I T N E S S E T H

WHEREAS, Seller desires to sell to Purchaser a total of 14,370,300 shares of the Seller’s common stock, par value $0.001 (the “Common Stock”) (the “Shares”), representing 96.5 % of the Seller’s issued and outstanding shares of the Common Stock of the Seller, on the terms and conditions set forth in this Stock Purchase Agreement (“Agreement”), and

WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein, and

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1           Sale of the Shares.  Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, at the Closing Seller agrees to sell, assign, transfer and deliver the Shares to Purchaser, and Purchaser agrees to  purchase the Shares from the Seller.

1.2           The Closing.  The purchase of the Shares shall take place at the office of the Seller in Greenwood Village, Colorado or such other place as Purchaser and Seller may mutually agree within two business days after the satisfaction of all conditions set forth in Article 5, on or about December 29, 2008, herein referred to as the “Closing Date”.

1.3           Instruments of Conveyance and Transfer.  At the Closing, Seller shall deliver  certificates representing the Shares to Purchaser in the name of each of the Stockholders  (“Certificate”), as shall be effective to vest in each Stockholder all right, title and interest in and to all of the Shares.

1.4           Consideration and Payment for the Shares.  In consideration for the Shares, Purchaser shall pay to the Seller a total purchase price of $175,000(the “Purchase Price”). The said $ 175,000 shall be paid into an escrow account and disbursed pursuant to an escrow agreement attached hereto as Exhibit B.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and, for purposes of this Article, Green Energy Corp., its wholly-owned subsidiary, represents, warrant and undertake to the Purchaser that, except as set forth in the Disclosure Schedule:

2.1           Due Organization.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. All actions taken by the current directors and stockholders of the Seller have been valid and in accordance with the laws of the State of Colorado and all actions taken by the Seller have been duly authorized by the current directors and stockholders of the Seller as appropriate.  The Seller has one (wholly-owned) subsidiary as described  in the Disclosure Schedule.

2.2           Seller Authority.  The Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

2.3           Due Authorization.  The execution, delivery and performance by the Seller of this Agreement has been duly and validly authorized and no further consent or authorization of the Seller, its Board of Directors or its stockholders is required.

2.4           Valid Execution.  This Agreement has been duly executed and delivered by the Seller.

2.5           Binding Agreement.  This Agreement constitutes, and upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

2.6           No Violation of Corporate Documents or Agreements.  The execution and delivery of this Agreement by the Seller and the performance by the parties hereto of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Seller or its stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Seller to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Seller or on the securities of the Seller to be acquired by the Purchaser.

2.7 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution.  As of the date hereof, the authorized capital of the Seller is 50,000,000 shares of Common Stock, par value

$0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share.  The issued and outstanding capital stock of the Seller is 1,106,109 shares of Common Stock. There are no issued or outstanding shares of Preferred Stock.  All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable.  No shares of capital stock of the Seller are subject to preemptive rights or similar rights of the stockholders of the Seller or any liens or encumbrances imposed through the actions or failure to act of the Seller, or otherwise.  As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Seller, or arrangements by which the Seller is or may become bound to issue additional shares of capital stock of the Seller, and (ii) there are no agreements or arrangements under which the Seller is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (“Securities Act”) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Seller (or in the Seller’s certificate of incorporation or bylaws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Seller has furnished to Purchaser true and correct copies of the Seller’s certificate of incorporation and bylaws.

2.8  No Governmental Action Required.  The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

2.9 Compliance with Applicable Law and Corporate Documents. To the best of its knowledge, the Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

2.10 Financial Statements.  (a) The Purchaser has received a copy of the audited financial statements of the Seller for the fiscal year ended June 30, 2007 and of the unaudited financial statements for the six months ended September 30, 2008 (“Financial Statements”).  The Financial Statements fairly present the financial condition of the Seller at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Seller, fixed or contingent, and of whatever nature.  (b) Since September 30, 2008 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Seller, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Seller except in the ordinary course of business.  (c) Since the Balance Sheet Date, the Seller has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Seller issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Seller and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Seller or has incurred or agreed to incur any indebtedness for borrowed money.  (d) The Financial Statements are contained in the Seller’s filings and reports made with the Securities and Exchange Commission (“SEC”) since the Seller’s formation (the “SEC Reports). The Seller is a “filer” under Section 12(g) of the Securities Exchange Act of 1934.

2.11 No Litigation.  The Seller is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation.  The Seller is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.12 No Taxes. The Seller is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information  returns) that are required, or have been required, to be filed by or on behalf of the Seller have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Seller have been or will be paid as of the Closing Date.  The charges, accruals and reserves on the books of the Seller in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects.  No audit, action, suit, proceeding or other examination regarding taxes for which the Seller may have any liability is currently pending against or with respect to the Seller and neither Seller nor the Seller has received any notice (formally or informally) of any audit, suit, proceeding or other examination.  No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Seller for any Tax) and no basis exists for any such actions.  The Seller has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.  The Seller has not had an “ownership change” as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

2.13 Conduct of the Business.  From and after September 30, 2008 until the Closing Date:

(a)           The Seller has continued to be operated in the usual and ordinary manner in which its business has been conducted in the past and during such period. The Seller has not made any expenditures or entered into any commitments which, when compared to past operations of its business, are unusual or extraordinary or outside the scope of the normal course of routine operations;

(b)           The Seller has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

(c)           The Seller has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, lessors, key employees, suppliers and other persons having relations with it;

(d)           The Seller has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

(e)           The Seller has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

(f)           The Seller has not sold or disposed of any assets or created or permitted to exist any encumbrance on its assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this Agreement;

(g)           The Seller has kept true, complete and correct books of records and accounts with respect to its business, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Seller;

(h)           The Seller has paid current liabilities as and when they became due and has paid or incurred no fees and expenses not in the ordinary course of its business;

(i)           There has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the Seller (whether in cash or in kind);

(j)           The Seller has not redeemed, repurchased, or otherwise acquired any of its securities or entered into any agreement to do so;

(k)           The Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(l)           The Seller has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

(m)           There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

    2.14  Liabilities.

(a)           Except as set forth in the Financial Statements and the SEC Reports, the Seller has no liabilities or obligations. It is a condition to Closing that the Seller will have no liabilities upon transfer of the Shares to Purchaser.

(b)           Except as set forth in the Disclosure Schedule, since September 30, 2008, the Seller has not:

(i)           subjected to encumbrance, or agreed to do so to any of its assets, tangible or intangible other than purchase money liens

(ii)            in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Seller;

(iii)           except as otherwise contemplated hereby, engaged in any transactions affecting its business or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

(iv)           other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director or consultant of the Seller or any increase of 5% or more in the rate of wages, salaries, bonuses or other remuneration of any non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits, other than as set forth in any Exhibit or Schedule hereto.

2.15  ERISA Compliance.   The Seller maintains no “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), under which the Seller or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Seller or any ERISA Affiliate has any current or future right to benefits.

2.16 Insurance.  The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Seller in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder.  Such policies are in full force and effect.  The Seller is not in default with respect to any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in due and timely fashion.  There are no outstanding unpaid claims under any such policy or binder, or claims for worker’s compensation.  The Seller has not received notice of cancellation or non-renewal of any such policy or binder.  The Seller has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Seller’s then-current product liability policy limits or which has been disclaimed by the Seller’s insurer.  Such insurance will lapse on the Closing Date.

2.17  Compliance with Law.  To the best of its knowledge, the Seller has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Seller by any federal, state or local government, or any department, board, agency or other body thereof.

2.18  Consents.  The Disclosure Schedule lists all consents (“Consents”) of third parties required to be obtained as a result of the change of control of the Seller hereby.

2.19  Agreements.  Except as set forth in the Disclosure Schedule,  the Seller is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction.  The Disclosure Schedule identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Seller is obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature.  True, correct and complete copies of all such agreements have been delivered to Purchaser.  Neither the Seller nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction.  No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

2.20   Survival of Representations.  The representations and warranties herein by the Seller will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and will survive

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

3.1           Agreement’s Validity. This Agreement has been duly executed and delivered by Purchaser, has been duly authorized by Purchaser, and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

3.2           Investment Intent. Purchaser is acquiring the Shares for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

3.3           Restricted Securities.  Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

3.4           Legend. It is agreed and understood by Purchaser that the Certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE SELLER THAT SUCH REGISTRATION IS NOT REQUIRED.

3.5           Disclosure of Information. Purchaser acknowledges that he has been furnished with information regarding the Seller and its business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment in the Shares.  Purchaser represents that he has had an opportunity to ask questions of and receive answers from the Seller regarding the Seller and its business, assets, results of operation, and financial condition.

3.6           Accredited Investor  Each of the Stockholders has represented that each is either (i) an “accredited investor” as that term is defined under Section 4(6) of the Securities Act and applicable state law; or (ii) a “non-U.S. person” as that term is defined under Regulation S of the Securities Act.

ARTICLE 4

COVENANTS OF THE PARTIES

4.1           General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article 6 below).  The Purchaser has had the opportunity to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Seller, and to discuss the Seller with its employees, customers and vendors.

4.2           Notices and Consents.  The Seller will, and will cause the Seller to, give any notices to third parties, and the Seller will use their best efforts, and will cause the Seller to use its best efforts, to obtain any third-party Consents that may be required.  Each of the Parties will (and the Seller will cause the Seller to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies.

4.3           Transition.  Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Seller after the Closing as it maintained with the Seller prior to the Closing.  The Seller will refer all customer inquiries relating to the business of the Seller to the Purchaser from and after the Closing.

4.4           SEC Filings.  Within four business days of the execution hereof, Seller shall file all required SEC reports required hereby, including, without limitation, a Form 8-K disclosing this Agreement.

4.5           Brokers.  Seller shall be responsible for paying any obligation it has undertaken with any brokers for this transaction.

ARTICLE 5

THE CLOSING

5.1           Time of Closing.  The Closing of the transactions hereby shall occur upon the satisfaction of all conditions to Closing, on or about December 29, 2008.

5.2           Deliveries.  The Closing shall occur as a single integrated transaction, as follows, and the delivery or satisfaction of the following items shall be conditions precedent to the parties’ obligations to close:

(a)           Liabilities.  Seller shall produce a current listing of all accounts and notes payable and any other liabilities of the Seller, accurate as of the day prior to Closing. Such delivery shall be accompanied by a representation and warranty that the listing is true and correct.  All such obligations shall be repaid by the Seller on the Closing Date and the total amount thereof shall be deducted from the Purchase Price.

(b)           Delivery by Seller.  Seller shall deliver to Purchaser:

(i)           the Share certificates in the names of the persons and in the amounts set forth on Exhibit A of this Agreement;

(ii)           copies of resolutions by the Board of Directors of the Seller approving the terms of this Agreement and the execution of the Agreement by the Seller;

(iii)           copies of all books, records and documents relating to the Seller, including the corporate records and stock records of the Seller;

(iv)           any other such instruments, documents and certificates as are required to be delivered by Seller or its representatives pursuant to the provisions of this Agreement;

(v)            a good standing certificate for the Seller and the Subsidiary;

(vi)         copies of the documents evidencing that the Subsidiary will have been “spun off” to a third party, along with all of the Subsidiary’s business including, without limitation, all of its  assets, liabilities, and incenses;

(vii)           the Consents;  and

(viii)           the Disclosure Schedule.

(c)           Delivery by Purchaser.  Purchaser shall deliver to the Seller:

(i)           the Purchase Price in U.S. currency by wire transfer to the Escrow Agent for disbursement in accordance with the escrow agreement attached hereto as Exhibit B: and

(ii)           copies of the powers of attorney from each of the Stockholders, authorizing the Purchaser to act on each of their behalf, the form of which Power of Attorney is attached as Exhibit C to this Agreement.

(d)           Post-Closing Actions

(i)           Immediately upon the Closing Date, the Board of Directors of the Seller shall resolve to appoint JOHN ADAIR as a director of the Seller with immediate effect, and shall appoint the following remaining directors  subject only to a Form 14f filing. All officers will resign as of the Closing Date and be replaced immediately by Officers to be named by JOHN ADAIR.

(ii)           Seller shall spin off its subsidiary corporation, Green Energy Corp, as shown in Exhibit C hereto.

(i)           Following the satisfaction of the Form 14f filing requirement, all incumbent directors shall resign from the Board of Directors and as officers.

(ii)           All parties shall file all required SEC reports to disclose the closing of the transaction hereof.

ARTICLE 6

INDEMNIFICATION

6.1           Purchaser Claims.  a) Seller shall indemnify and hold harmless Purchaser, his successors and assigns, against, and in respect of:

(i)           Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

(a)                 Any failure by Seller to carry out any covenant or agreement contained in this Agreement;

(b)                 Any material misrepresentation or breach of warranty by Seller contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Seller pursuant hereto; or

(c)                 Any claim by any Person for any brokerage or finder’s fee or commission in respect of the transactions contemplated hereby as a result of Seller’s dealings, agreement, or arrangement with such Person.

(ii)           Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser from any matter set forth in subsection (i) above.

(b)           The amount of any liability of Seller under this Section 6.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

(c)           The representations and warranties of Seller contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for a period until the expiration of any applicable statutes of limitation provided by law (“Survival Period”). Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period.  Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

(d)           Purchaser shall provide written notice to Seller of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Purchaser’s ability to assert any such claim except to the extent that Seller are actually prejudiced thereby, provided that such notice is received by Seller during the applicable Survival Period.  Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Seller under this Article.

6.2           Defense of Third-Party Claims.  With respect to any claim by Purchaser under Section 6.1, relating to a third party claim or demand, Purchaser shall provide Seller with prompt written notice thereof and Seller may defend, in good faith and at its expense, by legal counsel chosen by it and reasonably acceptable to Purchaser any such claim or demand, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim.  So long as Seller is defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim.  In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

6.3           Seller Claims.  Purchaser shall indemnify and hold harmless Seller against, and in respect of, any and all damages, claims, losses, liabilities, and expenses, including without limitation, legal, accounting and other expenses, which may arise out of:  (a) any material breach or violation by Purchaser of any covenant set forth herein or any failure to fulfill any obligation set forth herein; (b) any material breach of any of the representations or warranties made in this Agreement by Purchaser; or (c) any claim by any Person for any brokerage or finder’s fee or commission in respect of the transactions contemplated hereby as a result of Purchaser’s dealings, agreement, or arrangement with such Person.

ARTICLE 7

MISCELLANEOUS

7.1           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

7.2           Notices.  Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Seller:

GREEN ENERGY HOLDING CORP

9600 Arapahoe Road
Suite 260
Englewood, Colorado 80111
Fax (303)799-0912

If to Purchaser to:

                JOHN ADAIR
Manhattan Investments
8309 S. 241St E. Ave
Broken Arrow, OK  74014
                Fax (918) 357-5846

With a copy to:

Gayle Coleman, Esq.
Rader and Coleman, P.L.
2101 N.W. Boca Raton Blvd, Suite 1
Boca Raton, FL 33431
(Fax) (561) 367-1725

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7.3           Governing Law.  This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Colorado (without regard to principles of conflicts of law).

             7.4   Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Colorado for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby.  Each party agrees to commence any such action, suit or proceeding in Denver, Colorado.  The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 7.2.  Such service shall be deemed to be completed when mailed and sent and received by Telecopier.  Seller and Purchaser each waives any objection based on forum non-conveniens. Nothing in this paragraph shall affect the right of Seller or Purchaser to serve legal process in any other manner permitted by law

7.5                 Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6           Waivers  and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

7.7           Binding Effect; No Assignment, No Third-Party Rights.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Seller, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

7.8           Further Assurances.  Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

7.9           Severability of Provisions.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

7.10           Exhibits and Schedules.  All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

7.11           Captions.  All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

7.12           Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

7.13           Public Announcements.  The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

7.14           Non-confidentiality.  Notwithstanding an other provision in this Agreement, the Seller and Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

THE REMAINDER OF THE PAGE HAS INTENTIONALLY BEEN LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

THE PURCHASER, AS REPRESENTATIVE
FOR THE STOCKHOLDERS LISTED ON
SCHEDULE A TO THIS AGREEMENT:

MANHATTAN INVESTMENTS, INC.

BY:  ______________________________________

JOHN ADAIR, PRESIDENT

GREEN ENERGY HOLDING CORPORATION

By:  _______________________________________

Name: _____________________________________

Title: ______________________________________

EXHIBIT A

List of Stockholders

EXHIBIT B

Form of Escrow Agreement

EXHIBIT C

Limited Power of Attorney

DISCLOSURE SCHEDULE